HSBC Form NSAR Supplementary Responses

Item 77 (I)

a. Change to Class C Shares Fee Structure for the Aggressive Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Conservative
Strategy Fund and Income Strategy Fund

A change to the Class C Shares fee structure for the Aggressive Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Conservative Strategy Fund and Income Strategy Fund is described in a supplement to the Funds' prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and incorporated herein by reference.

b. Change Class I Shares Shareholder Services Plan With Respect to the of the RMB Currency Fund

A change to the Class I Shares Shareholder Services Plan with respect to the RMB Currency Fund is described in a supplement to the Funds' prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and incorporated herein by reference.

c. Addition of Class S Shares to RMB Bond Fund

Class S Shares of the RMB Fixed Income Fund were registered.

d. Rule 18f-1 Election

Each series of the Trust has filed a Notification of Election Pursuant To Rule 18f-1 with the SEC as described in a supplement to each Funds' prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and incorporated herein by reference.